Exhibit 10.8

TC FEDERAL BANK

FORM OF SPLIT DOLLAR AGREEMENT

THIS SPLIT DOLLAR AGREEMENT (this “Agreement”) is made by and between TC Federal Bank, Thomasville, Georgia, a Georgia bank (the “Bank”), and                      (the “Executive”).

INTRODUCTION

To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive’s life provide if the Executive dies prior to Termination of Employment. The Bank will pay life insurance premiums from its general assets.

ARTICLE 1

DEFINITIONS

1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1.1 “Death Proceeds” means the total death proceeds of the Policy.

1.1.2 “Insured” means the Executive.

1.1.3 “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.1.4 “Policy” means the specific life insurance policy issued by the Insurer and set forth on the Split Dollar Policy Endorsement (“Endorsement”) attached hereto, which Endorsement may be amended, updated, or changed from time to time.

1.1.5 “Termination of Employment” means shall mean a termination of the Executive’s employment, whether voluntary or involuntary, for any reason whatsoever.

ARTICLE 2

POLICY OWNERSHIP/INTERESTS

2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership.

2.2 Executive’s Interest. The Executive shall have the right to designate that the Executive’s beneficiary receive an amount equal to One Hundred percent (100%) of the executive’s present value of remaining obligation at retirement under that certain Supplemental Executive Retirement Plan Agreement by and between the Bank and the Executive, dated                 , with such amount determined as of the date of the Executive’s death. Notwithstanding the preceding, neither the Executive or the Executive’s beneficiary shall have any rights with respect to all or any portion of the Policy following the Executive’s Termination of Employment.

ARTICLE 3

PREMIUMS

3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

3.2 Economic Benefit. The Bank shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “current term rate” is the minimum amount required to be imputed under Treasury Regulation §1.61-22(d)(3)(ii), or any subsequent applicable authority.

3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis by adding the economic benefit to the Executive’s Form W-2, or, if applicable, Form 1099.

ARTICLE 4

ASSIGNMENT

The Executive may assign without consideration some, or all, of the Executive’s Interest to any person, entity, or trust. In the event the Executive irrevocably transfers some or all of the Executive’s Interest in the Policy, then such transferred portion shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the transferred portion of the Executive’s Interest.

ARTICLE 5

INSURER

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

ARTICLE 6

CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. The Bank shall notify the Executive, the Executive’s transferee or beneficiary, or any other party who claims a right to an interest under this Agreement (the “Claimant”) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to decide, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made and may extend the time for up to an additional ninety (90) days.

6.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of terms Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank but notice of this deferral shall be given to the Claimant.

ARTICLE 7

AMENDMENTS AND TERMINATION

This Agreement may be amended, in whole or in part, by the Bank at its sole discretion; provided that any such amendment that modifies the benefit payable hereunder may not be done without the Executive’s consent. This Agreement may be terminated by the mutual agreement of the Executive and the Bank; provide that this Agreement automatically terminates on the Executive’s Termination of Employment.

ARTICLE 8

MISCELLANEOUS

8.1 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.3 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

8.4 Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another Bank, firm, or person unless such succeeding or continuing Bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.

8.5 Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.7 Plan Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

(a) interpreting the provisions of this Agreement;

(b) establishing and revising the method of accounting for this Agreement;

(c) maintaining a record of benefit payments; and

(d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

8.8 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

TC FEDERAL BANK:

By:
Name:	Tami Porter
Its:	SVP, HR
Date:

EXECUTIVE:

Date:

SPLIT DOLLAR POLICY ENDORSEMENT

TC FEDERAL BANK

SPLIT DOLLAR AGREEMENT

Policy No.	Insured:

Pursuant to the terms of the TC FEDERAL BANK SPLIT DOLLAR AGREEMENT dated                 , the undersigned Owner requests that the above-referenced policy issued by New York Life, Great-West Life, and Midland National (“Insurer”) provide for the following beneficiary designation and limited contract ownership rights to the Insured:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Thomas County, Georgia, as of this          day of                     , 2019.

INSURED:	OWNER:

TC Federal Bank

/s/	By:	/s/

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